UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

1.01 Entry into a Material Definitive Agreement

On April 18, 2019, we (BioLargo, Inc., the “Company”) received $188,000 and issued a 10% Convertible Note to Bellridge Capital, LP (“Bellridge”) in the principal amount of $220,000 (the “Bellridge Note”), representing a 10% original issue discount, and a deduction of $10,000 for legal fees paid to the investor. The note is due April 18, 2020. We and Bellridge entered into a Securities Purchase Agreement, through which, upon our mutual consent, Bellridge may invest up to an additional $400,000 (in two tranches) that would be reflected in two additional 10% notes, each of which would mature one year from the date of issuance.

The Bellridge Note is convertible at the option of Bellridge at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock during the 25 trading days prior to the conversion date. We may prepay the Bellridge Note at any time. If we do so up to 90 days after the effective date, the amount due is equal to 125% of the unpaid principal amount of the note along with any accrued interest, and thereafter, the amount due is 130% of the unpaid principal amount of the note along with any accrued interest. Upon the occurrence of an event of default, as such term is defined under the Bellridge Note, additional interest will accrue from the date of the event of default at a rate equal to the lesser of 24% per annum or the highest rate permitted by law.

In connection with the Bellridge Note, the Company caused its transfer agent to reserve 9,000,000 shares of the Company’s common stock, in the event that the Bellridge Note is converted.

With respect to the above transaction with Bellridge, Lincoln Park Capital Fund, LLC (“Lincoln Park”) consented to waive the provisions of the Purchase Agreement dated August 25, 2017 prohibiting variable rate transactions.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Securities Purchase Agreement and Bellridge Note are qualified in their entirety by reference to the full text of such documents, copies of which are attached as Exhibits hereto. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit Description	Form	File Date
10.1*	Securities Purchase Agreement by and between BioLargo, Inc., and Bellridge Capital, LP dated April 18, 2019
10.2*	10% Convertible Promissory Note issued to Bellridge Capital, LP dated April 18, 2019
10.3	Purchase Agreement, dated as of August 25, 2017 by and between BioLargo, Inc. and Lincoln Park Capital Fund, LLC	Form 8-K	8/31/2017

* Filed hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer